Exhibit 10.16

FIRST AMENDMENT TO

SUMMIT FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE COMPENSATION PLAN, AS AMENDED

WHEREAS, Summit Financial Services Group, Inc. (the “Company”) maintains the Summit Financial Services Group, Inc. 2006 Incentive Compensation Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 10(e) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and

WHEREAS, the Board desires to amend the Plan as set forth herein to enhance the rights of stock option holders in connection with a Change in Control of the Company.

NOW, THEREFORE, pursuant to Section 10(e) of the Plan, effective as of November 16, 2013, Section 9(a) of the Plan is hereby amended to:

1.	delete the word “and” at the end of sub-section (v);

2.	replace the period at the end of sub-section (vi) with “; and”; and

3.	add a new sub-section (vii) to read as follows:

“(vii) if the Board provides that Options shall terminate in accordance with sub-section (a)(v) above, then the Board may also in its sole and absolute discretion, provide that all such Options that are outstanding and unexercised immediately prior to a Change in Control will, by virtue of the Change in Control and without any action on the part of the Company, the holder of the Option or any other Person, entitle the holder of the Option to a payment determined as if such holder had converted and exchanged the shares of Stock subject to the Option for the consideration payable in the Change in Control transaction and, in connection with such deemed conversion and exchange, had (A) relinquished a portion of such consideration with respect to that number of shares of Stock corresponding to the quotient obtained by dividing (x) the aggregate exercise price for the shares of Stock subject to such Option by (y) the Company Trading Price, (B) further relinquished a portion of such consideration payable with respect to that number of shares of Stock corresponding the quotient obtained by dividing (x) the aggregate minimum statutory withholding requirements by (y) the Company Trading Price, and (C) received the remaining consideration. For the purpose of this Section, “Company Trading Price” means the closing sale price per share of the Stock as reported by Bloomberg L.P. on the trading day immediately prior to the closing date of the Change in Control transaction, or, if the Stock was not traded on such day, the last trading day on which the Stock was traded; provided, however, that, if the Stock was traded on a certain date, but the trading price of a share of Stock was not reported by Bloomberg L.P. for such date, then the parties to the Change in Control transaction shall in good faith select another authoritative source to determine such trading price on such date.”

[Signature page follows.]

SUMMIT FINANCIAL SERVICES GROUP, INC.

By:	/s/ Marshall Leeds
Name:	Marshall Leeds
Title:	President

[SIGNATURE PAGE TO AMENDMENT TO 2006 INCENTIVE COMPENSATION PLAN]